Exhibit 21.1
SUBSIDIARIES OF HUNTINGTON BANCSHARES INCORPORATED
The direct and indirect subsidiaries of Huntington Bancshares Incorporated at December 31, 2006, are listed below. The state or jurisdiction of incorporation or organization of each subsidiary (unless otherwise noted) is Ohio.
41 South High Ltd.**
7575 Corporation
BFOH Capital Trust I (Delaware)
Bosgraaf Capital Company, LLC **
CB&T Capital Investment Company (West Virginia)
First Sunset Development, Inc.
Forty-One Corporation
Fourteen Corporation
Haberer Registered Investment Advisor, Inc.
Hatco, LLC (Delaware)
HBI Payments Holdings, Inc.
HBI Payments, Ltd.
HBI Title Services, Inc.
Heritage Service Corporation
HMC Reinsurance Company (Vermont)
HNB 2000-B (NQ) LLC (Delaware)
HNB 2000-B (Q) LLC (Delaware)
HNB I LLC (Delaware)
HPC Holdings-II, Inc. (Indiana)
HPCDS, Inc. (Nevada)
HPCKAL, LLC (Nevada)
HPCLI, Inc.
Huntington Asset Advisors, Inc.
Huntington Auto Trust 2000-B (Delaware)***
Huntington Auto Trust 2006 (Delaware)
Huntington Bancshares Financial Corporation
Huntington Bancshares Florida, Inc.
Huntington Capital Financing Holdings I, Inc. (Nevada)
Huntington Capital Financing Holdings II, Inc. (Nevada)
Huntington Capital Financing Holdings III, Inc. (Nevada)
Huntington Capital Financing, LLC (Nevada)
Huntington Capital I (Delaware)
Huntington Capital II (Delaware)
Huntington Capital III (Delaware)
Huntington Capital IV (Delaware)
Huntington Capital V (Delaware)
Huntington Capital VI (Delaware)
Huntington Captive Insurance Company (Arizona)
Huntington Equipment Finance, Inc. (Delaware)
Huntington Insurance Agency Services, Inc.
Huntington Kentucky, LLC (Kentucky)
Huntington Life Insurance Agency, Inc.
Huntington LT (Delaware)
Huntington Merchant Services, L.L.C. (Delaware) **
Huntington Mezzanine Opportunities Inc.
Huntington Mortgage Capital Holdings, Inc.
Huntington Mortgage Capital, LLC **
Huntington Municipal Fund I, Inc.
Huntington Municipal Fund II, Inc.

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Huntington Municipal Securities, Inc. (Nevada) *
Huntington Preferred Capital Holdings, Inc. (Indiana) *
Huntington Preferred Capital II, Inc.
Huntington Preferred Capital, Inc.
Huntington Property and Casualty Insurance Agency, Inc.
Huntington Residential Mortgage Securities, Inc.
Huntington Title Services, Inc. (Florida)
Huntington Trade Services, Asia, Limited (Hong Kong) *
Huntington Trade Services, Inc.
Huntington Wealth Planning Advisors, Inc.
Huntington West II, Inc. (Nevada)
Huntington West, Inc. (Delaware)
Inner City Partnerships, LLC **
LeaseNet Group, LLC
Lodestone Realty Management, Inc.
Mezzanine Opportunities LLC **
Minette LP (Cayman Islands)
Namara SA (Luxembourg)
Penguin Acquisition, LLC (Maryland)
Planeton LP (Cayman Islands)
Rate Risk Management Advisors, LLC
SFA Holding, Inc.
STB Auto Exchange, LLC
Stonehenge Mezzanine Partners, LLC
Synoran LLC (Delaware) **
The Derlam Company
The Huntington Capital Investment Company
The Huntington Community Development Corporation
The Huntington Investment Company
The Huntington Leasing Company
The Huntington National Bank (United States)
The Huntington National Life Insurance Company (Arizona) **
The Huntington Real Estate Investment Company
Thirty-Seven Corporation
Traverse West, Inc. (Michigan)
Unified Financial Securities, Inc. (Indiana)
Unified Fund Services, Inc. (Indiana)
Unizan Capital, LLC (Delaware)
Unizan Financial Advisors, Inc.
WMR e-Banc Holdings LLC **
WMR e-PIN LLC **
WS Realty, Inc.

*	-	Owned jointly between The Huntington National Bank and Huntington Bancshares Incorporated.
**	-	Less than 100% owned.
***	-	Owned by HNB 2000-B (Q) LLC and HNB 2000-B (NQ) LLC in proportion to assets sold.

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